Exhibit 99.1

The expenses to be incurred by CMS Energy relating to the offering of $250,000,000 principal amount of its 4.70% Senior Notes due 2043, under CMS Energy’s Registration Statement on Form S-3 (Registration No. 333-174906) and a related prospectus supplement filed with the Securities and Exchange Commission and dated March 19, 2013 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$33,909.39
Services of Independent Registered Public Accounting Firms	90,000.00
Trustee Fees and Expenses	10,000.00
Legal Fees and Expenses	20,000.00
Rating Agency Fees	375,000.00
Printing and Delivery Expenses	5,000.00
Miscellaneous Expenses	55,000.00
Total	$588,909.39